UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2015

MIRAX CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-193498	42-1777485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Prospekt 60-letiya Oktyabrya, 18/1App.1 Moscow, Russia, 117218
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(702) 751 3604

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2015, on June 30, 2015, our Board of Directors declared a 1.185763-for-1 forward stock split of the Company’s outstanding Common Stock, in the form of a dividend (the “Stock Split”) with a record date of July 6, 2015 (the “Record Date”). On July 7, 2015, Financial Industry Regulatory Authority, Inc. (“FINRA”) notified us of its announcement of the payment date of the Stock Split as July 7, 2015 (the “Payment Date”) and the ex-dividend date as July 8, 2015 (the “Ex-Dividend Date”). On the Payment Date, as a result of the Stock Split, each holder of the Company’s Common Stock as of the Record Date received 0.185763 additional shares of our Common Stock for each one share owned, rounded up to the nearest whole share. As of the Ex-Dividend Date, the Company’s Common Stock became eligible for trading on a post-split adjusted basis on OTCQB marketplace of OTC Markets, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MIRAX CORP.

By:	/s/ Dinara Akzhigitova
Name: Dinara Akzhigitova Title: President

Dated: July 9, 2015